Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter

Nuveen North Carolina Dividend Advantage Municipal Fund

811-09461
333-163848

On, March 24, 2010, under Form N-2, accession number,
0001193125-10-065641, a copy of the form of Statement
Establishing and Fixing the Rights and Preferences of MuniFund Term Preferred Shares, considered to be an amendment to the Declaration of Trust of the above-referenced trust, was filed with the SEC as Appendix A to the Statement of Additional
Information in the Registration Statement and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.